Exhibit 99.1

For Immediate Release
February 3, 2006
CONTACT:
Doral Financial Corporation
Investor Relations
Richard F. Bonini
212-329-3729
DORAL FINANCIAL CORPORATION DECLARES QUARTERLY CASH DIVIDEND ON
COMMON STOCK
SAN JUAN, Puerto Rico—February 3, 2006 — Doral Financial Corporation (NYSE: DRL), a diversified financial services company, today announced that the Board of Directors declared a quarterly cash dividend of $0.08 per common share to be paid on March 10, 2006 to shareholders of record on February 17, 2006.
Doral Financial Corporation, a financial holding company, is the largest residential mortgage lender in Puerto Rico and the parent company of Doral Bank, a Puerto Rico commercial bank; Doral Securities, a Puerto Rico based investment banking and brokerage firm; Doral Insurance Agency, Inc.; and Doral Bank, FSB, a federal savings bank based in New York City.
FORWARD LOOKING STATEMENTS
This press release contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
     The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	the Company’s ability to attract new clients and retain existing clients;

•	the Company’s ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from material weaknesses in the Company’s internal control over financial reporting;

•	potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with the Company’s inability to prepare and timely file financial statements;

•	the Company’s ability to satisfy certain reporting covenants under its indentures;

•	potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments;

•	potential adverse developments in connection with the ongoing in SEC inquiry;

•	potential adverse developments from enforcement actions that may be commenced by bank regulatory agencies;

•	potential downgrades in the credit ratings of our securities; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
     The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.